Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-194629, 333-189936, 333-170748, 333-160687, 333-160501, 333-154776, 333-149751, 333-138205, 333-131423, 333-128376, 333-122231, 333-112148, 333-100978, 333-61742, 333-59162, 333-42446, 333-35124, 333-77559, 333-64279, 333-45245, 333-36601, 033-63133, and 033-54937) of Integrated Device Technology, Inc. of our report dated February 9, 2016 related to the consolidated financial statements of Zentrum Mikroelektronik Dresden AG and its subsidiaries as of and for the year ended December 31, 2014 (which report expresses a qualified opinion relating to the omission of comparative financial information as required by International Financial Reporting Standards as issued by the International Accounting Standards Board, as discussed in Note 2 to the consolidated financial statements) appearing in this current report on Form 8-K/A of Integrated Device Technology, Inc..
/s/ Deloitte & Touche GmbH
Wirtschaftsprüfungsgesellschaft
Berlin, Germany
February 9, 2016